UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026 (February 4, 2026)

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25510 Commercentre Drive Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

626-303-7902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, STAAR Surgical Company (the “Company”) entered into a letter agreement with Nathaniel Sisitsky, the Company’s Chief Legal Officer and Corporate Secretary (the “Letter Agreement”), that provides for Mr. Sisitsky’s termination of employment, effective as of February 4, 2026 (the “Separation Date”). Mr. Sisitsky’s termination of employment with the Company will be treated as a termination by the Company without cause for all purposes. The Company also entered into a consulting agreement with Mr. Sisitsky, effective as of the Separation Date, pursuant to which Mr. Sisitsky has agreed to provide consulting services (the “Consulting Services”) related to the performance and transition of responsibilities for the Company’s legal function, through March 13, 2026, or such earlier date as is determined by the parties.

The Letter Agreement provides that, in accordance with Mr. Sisitsky’s Severance Agreement with the Company, dated as of December 12, 2023 (the “Severance Agreement”), Mr. Sisitsky will be eligible to receive Base Pay and Employee Benefits (as each such term is defined in the Severance Agreement), including payment of the equivalent of twelve (12) months of Mr. Sisitsky’s base salary and reimbursement of premiums for continued coverage under the Company’s insurance benefit plans for a period of twelve (12) months, in each case subject to the execution and nonrevocation by Mr. Sisitsky of a general release. Pursuant to the Letter Agreement, the Company also agreed that Mr. Sisitsky shall be entitled to receive his 2025 annual bonus, on the same basis and at the same time as it pays 2025 annual bonuses to executives who remain employed on the payment date, as well as the remaining unpaid installment of Mr. Sisitsky’s cash recognition and retention award, in the amount of $75,000. In addition, restricted stock units (“RSUs”) previously granted to Mr. Sisitsky that would otherwise vest in March 2026 (the “March RSUs”) were accelerated and vested as of the Separation Date. All other equity awards granted to Mr. Sisitsky, including outstanding stock options, unvested performance stock units, and unvested RSUs (other than the March RSUs) were forfeited for no consideration as of the Separation Date. Mr. Sisitsky shall receive consulting fees of $8,000 per week as payment for the Consulting Services, and he shall be eligible for a supplemental “Completion Fee” of $10,000 upon the successful completion of the Consulting Services, as determined by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR SURGICAL COMPANY

By: /s/ Deborah Andrews

Name: Deborah Andrews

Title: Interim Co-Chief Executive Officer and Chief Financial Officer

Dated: February 4, 2026